                          [CCR MARKET KNOWLEDGE LOGO]

                       CONSENT OF MARKET RESEARCH COMPANY

        We consent to the use of our market share reports for Mastellone
Hermanos S.A., in its Registration Statement under the Securities Act
(Form F-4), and its amendments.

CCR MARKET RESEARCH

By: /s/ Guillermo Olivetto
Title: CEO-GRUPO CCR

Signed in Buenos Aires, March 21, 2005